UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2015

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 20, 2015, we held our Annual Meeting of Stockholders. On the record date of August 28, 2015, there were 36,048,235 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of common stock present at the meeting, in person or by proxy, was 33,124,061 or 91.9% of the outstanding shares.

At the meeting, the following proposals were submitted to a vote of our stockholders, with the final voting results indicated below:

Proposal One: Election of Directors. Our stockholders elected the following Class 1 directors, each to serve until our Annual Meeting of Stockholders in 2018 or until their successors have been elected and qualified.

Director	For	Against	Abstain	Broker Non-Votes
Jeffrey D. Buchanan	27,176,911	637,445	182,163	5,127,542
Keith B. Geeslin	26,936,960	877,467	182,093	5,127,541
James L. Whims	27,421,760	392,657	182,102	5,127,542

Proposal Two: Say-on-Pay. Our stockholders voted to approve the compensation of our named executive officers for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
26,233,405	1,120,083	643,031	5,127,542

Proposal Three: Ratification of the Appointment of KPMG LLP. Our stockholders ratified the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending June 25, 2016.

For	Against	Abstain	Broker Non-Votes
32,467,623	488,430	168,008	—

Proposal Four: Reapproval of the Section 162(m) Provisions of the 2010 Incentive Compensation Plan. Our stockholders voted to reapprove the Section 162(m) provisions of our 2010 Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes
25,240,449	2,610,050	146,021	5,127,541

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 23, 2015	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel & Secretary